Exhibit 10.1

FOURTH AMENDMENT
TO EMPLOYMENT AGREEMENT

This Fourth Amendment (the “Amendment”) to that certain Employment Agreement by and between Sprint Nextel Corporation, now known as Sprint Communications, Inc. (the “Company”), and Joseph J. Euteneuer made and entered into as of December 20, 2010 and amended on November 20, 2012, November 11, 2013, and November 14, 2014 (the “Agreement”), is made and entered into November 6, 2015 (the “Amendment Effective Date”). Certain capitalized term shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and the Executive desire to amend the Agreement, and restricted stock unit award agreements for grants on July 24, 2013, May 20, 2014, and May 20, 2015 (the “RSU Award Agreements”), to provide that, for purposes of calculation of pro rata payouts under short-term incentive plan and the awards under the RSU Award Agreements, Mr. Euteneuer will be treated as if his last day of employment with the Company was October 31, 2015, rather than his actual last day which will be December 9, 2015.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive hereby amend the Agreement as of the Amendment Effective Date as follows:

1.	Section 7 shall be modified to cease vacation accruals under the Company’s Paid Time Off policy effective October 31, 2015.

2.
Section 9(b)(ii)(A) shall be modified by providing for pro rata payment of the Bonus Award for the portion of the current fiscal year prior to November 1, 2015, rather than the date of termination of his employment as currently is provided in his Agreement;

3.	The pro rata portion of the amounts accelerated under the RSU Award Agreements will be calculated as if October 31, 2015 was the date of termination of Mr. Euteneuer’s employment.

In all other respects, the terms, conditions and provisions of the Agreement and the RSU Award Agreements shall remain the same.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this Amendment, effective as of the day and year first written above.

SPRINT COMMUNICATIONS, INC. /s/ Sandra J. Price____________ By: Sandra J. Price	EXECUTIVE /s/ Joseph J. Euteneuer_______ Joseph J. Euteneuer